Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Bank of Hawaii Corporation for the quarterly period ended September 30, 2011 (the “Periodic Report”):

•                  fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

•                  the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Hawaii Corporation.

Date: October 24, 2011	/s/ Peter S. Ho
Peter S. Ho
Chairman of the Board,
Chief Executive Officer, and
President

/s/ Kent T. Lucien
Kent T. Lucien
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Periodic Report or as a separate disclosure document.